Exhibit 10.4
Execution Version
SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), effective as of May 15, 2026 (the “Amendment Effective Date”), is entered into by and among XPEL, INC. (the “Borrower”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of April 6, 2023 (as amended, the “Credit Agreement”); and
WHEREAS, the Borrower has requested the Lenders and the Administrative Agent to amend certain provisions of the Credit Agreement; and
WHEREAS, the Administrative Agent and the Lenders are willing to amend the Credit Agreement, subject to the terms and conditions set forth herein, provided that the Borrower ratifies and confirms all of its obligations under the Credit Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Lenders and the Administrative Agent agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.
2.Amendments to Credit Agreement.
(a)Section 1.1 of the Credit Agreement is hereby amended to restate the definition of “Excluded Subsidiary” in its entirety as follows:
“Excluded Subsidiary” means (a) each CFC, (b) each Subsidiary that is a direct or indirect Subsidiary of a CFC, (c) each CFC Holdco, (d) any Subsidiary that is prohibited by Applicable Law or by any contractual obligation existing on the Closing Date or existing at the time of acquisition of such Subsidiary after the Closing Date (and not incurred in contemplation of such acquisition, in each case from Guaranteeing the Obligations, but only so long as such prohibition exists, (e) any Domestic Subsidiary that is not a Material Domestic Subsidiary, (f) Harvest Ventures, (g) Harvest Industrial and (h) any other Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the cost of providing a Guarantee would be excessive in relation to the benefit to be afforded thereby.
(b)Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions in proper alphabetical order:
“Harvest Industrial” means Harvest Industrial Corp., a Texas corporation.
“Harvest Ventures” means Harvest Ventures Holding Company, a Texas corporation.
“PanAm Expressway Acquisition Contract” means that certain Standard Purchase and Sale Agreement dated effective as of January 29, 2026, by and between SL Industrial, LP, a Texas limited partnership, as seller, and Borrower, as purchaser, as amended by that certain First Amendment to Standard Purchase and Sale Agreement dated effective as of March 4, 2026, assigned by Borrower to Harvest Ventures by that certain Assignment and Assumption Agreement dated April 9, 2026, and further amended by that certain Second Amendment to Standard Purchase and Sale Agreement dated April 23, 2026, pursuant to which Harvest Ventures will acquire the PanAm Expressway Property and seller’s rights under the PanAm Expressway Storage Area Lease.
“PanAm Expressway Property” means, collectively, the real property and improvements located at 3167, 3215, 3251 and 3319 North PanAm Expressway, San Antonio, Texas.
“PanAm Expressway Storage Area Lease” means that certain Storage Area Lease dated as of June 12, 2019, as extended by that certain Extension Notice dated September 27, 2024 (as the same may be further amended, restated, supplemented or otherwise modified from time to time), between SL Project Texas 2, LP, a Texas limited partnership, as tenant, and Westcore Alpha AC, LLC, a Delaware limited liability company, as landlord, the tenant’s interest in which is to be assigned to and assumed by Harvest Ventures at the closing of the acquisition of the PanAm Expressway Property pursuant to the PanAm Expressway Acquisition Contract.
(c)Section 9.1 of the Credit Agreement is hereby amended to delete the word “and” at the end of clause (o) thereof, delete the period at the end of clause (p) thereof and substitute in its place a semicolon and the word “and” and add the following new clause (q) thereto:

“(q)    Indebtedness of Harvest Ventures incurred to finance the acquisition of the PanAm Expressway Property in an aggregate principal amount not to exceed $44,800,000 at any time outstanding, and the Guarantee by the Borrower of such Indebtedness; provided that the obligations in respect of such Guarantee shall not be secured by any Liens other than those permitted pursuant to Section 9.2(p).”
(d)Section 9.2 of the Credit Agreement is hereby amended to delete the word “and” at the end of clause (m) thereof, delete the period at the end of clause (n) thereof and substitute in its place a semicolon and add the following new clauses (o) and (p) thereto:
“(o)    Liens on the PanAm Expressway Property and other personal property assets of Harvest Ventures to secure Indebtedness permitted by Section 9.1(q); provided that such Liens shall not apply to any other property or assets of the Borrower or any of its Subsidiaries; and
(p)    Liens consisting of a right of set off against the Borrower’s deposits, moneys, securities and other property in the possession of or on deposit with, or in transit to, PNC Bank, National Association or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., as granted by the Borrower in that certain Guaranty and Suretyship Agreement executed in connection with Indebtedness incurred pursuant to Section 9.1(q); provided that the aggregate amount of such deposits, moneys, securities and other property shall not exceed $1,000,000 at any time.”
(e)Section 9.3 of the Credit Agreement is hereby amended to delete the word “and” at the end of clause (p) thereof, delete the period at the end of clause (q) thereof and substitute in its place a semicolon and the word “and” and add the following new clause (r) thereto:
(f)“(r)    Investments by the Borrower in Harvest Ventures and Harvest Industrial in an aggregate amount not to exceed $18,000,000 at any time outstanding; provided that such Investments are used solely to (A) capitalize Harvest Ventures and Harvest Industrial, (B) fund the acquisition of the PanAm Expressway Property pursuant to the PanAm Expressway Acquisition Contract and costs and expenses incidental thereto, and (C) fund the ordinary course operating and administrative expenses of Harvest Ventures and Harvest Industrial as permitted by Section 9.17.”
(g)Section 9.5 of the Credit Agreement is hereby amended to delete the word “and” at the end of clause (l) thereof, delete the period at the end of clause (m) thereof and substitute in its place a semicolon and the word “and” and add the following new clause (n) thereto:

(h)“(n)    the transfer of the PanAm Expressway Acquisition Contract by the Borrower to Harvest Ventures pursuant to that certain Assignment and Assumption Agreement dated April 9, 2026.”
(i)Section 9.7 of the Credit Agreement is hereby amended to delete the period at the end of clause (vi) thereof and substitute in its place a semicolon and the word “and” and add the following new clause (vii) thereto:
(j)“(vii)    the lease by Harvest Ventures to the Borrower of the PanAm Expressway Property and personal property incidental to the ownership thereof as contemplated by Section 9.17(a), and any transactions between the Borrower and Harvest Ventures or Harvest Industrial that are expressly permitted by, or contemplated under, Section 9.17.”
(k)Section 9.10(a) of the Credit Agreement is hereby amended to delete the word “and” immediately before clause (iv) thereof, substitute a comma in its place and add the word “and” and the following new clause (v) thereto:
“(v) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(q) (provided that any such restriction contained therein relates only to the PanAm Expressway Property, the PanAm Expressway Storage Area Lease and other personal property assets of Harvest Ventures).”
(l)Section 9.10(b) of the Credit Agreement is hereby amended to delete the word “and” immediately before clause (B) thereof, substitute a comma in its place and add the word “and” and the following new clause (C) thereto:
“(C) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(q) (provided that any such restriction contained therein relates only to Harvest Ventures).
(m)Section 9.10(c) of the Credit Agreement is hereby amended to delete the word “and” immediately before clause (H) of subsection (ii) thereof, substitute a comma in its place and add the word “and” and the following new clause (I) thereto:
“(I) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(q) (provided that any such restriction contained therein relates only to the PanAm Expressway Property, the PanAm Expressway Storage Area Lease and other personal property assets of Harvest Ventures).”
(n)Article IX of the Credit Agreement is hereby amended to add the following new Section 9.17 thereto:
“SECTION 9.17    Limitations on Harvest Ventures and Harvest Industrial.

(a)    Harvest Ventures will not
(i)    hold any assets other than (A) the PanAm Expressway Property and personal property incidental to the ownership thereof, (B) rights as lessor under any lease of the Panam Expressway Property to the Borrower and any third party tenants, (C) rights as tenant under the PanAm Expressway Storage Area Lease, and (D) rights as lessor under any lease of the premises under the PanAm Expressway Storage Area Lease to any third party tenants;
(ii)    have any liabilities other than (A) liabilities under the Indebtedness permitted pursuant to Section 9.1(q), (B) tax liabilities in the ordinary course of business, (C) corporate, administrative and operating expenses in the ordinary course of business, (D) liabilities under any lease described in clauses (i)(B), (i)(C) and (i)(D) above; or
(iii)    engage in any activities or business other than holding the assets and incurring the liabilities described in this Section 9.17(a) and activities incidental and related thereto.
(b)    Harvest Industrial will not
(i)    hold any assets other than that certain Permit by Rule Registration Number 183387 issued by the Texas Commission on Environmental Quality in respect of the PanAm Expressway Property;
(ii)    have any liabilities other than (A) liabilities, if any, under the permit described in clause (i) above, (B) tax liabilities in the ordinary course of business and (C) corporate, administrative and operating expenses in the ordinary course of business; or
(iii)    engage in any activities or business other than holding the assets and incurring the liabilities described in this Section 9.17(b) and activities incidental and related thereto.”
3.Conditions to Effectiveness. Upon satisfaction of the following conditions precedent, this Amendment shall be effective on the Amendment Effective Date, except with respect to the amendment set forth in Section 2(f), which shall be effective as of April 9, 2026:
(a)no Default or Event of Default shall exist; and
(b)the Administrative Agent shall have received:
(i)counterparts of this Amendment duly executed by the Borrower and the Required Lenders;

(ii)true and correct copies of the loan documents evidencing the Indebtedness permitted by Section 9.1(q) of the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent; and
(iii)all fees and amounts due and payable pursuant to the Loan Documents on or prior to the date hereof, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
4.Ratification. The Borrower hereby ratifies all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower released from any covenant, warranty or obligation created by or contained herein or therein.
5.Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that (a) this Amendment has been duly executed and delivered on behalf of the Borrower, (b) this Amendment, and the Credit Agreement after giving effect to this Amendment, constitute valid and legally binding agreements enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (or in all respects if already qualified by Material Adverse Effect or materiality), both before and after giving effect to the transactions contemplated hereby and as though made as of the date hereof, except for such representations and warranties as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct in all material respects as of such specific date (or in all respects if already qualified by Material Adverse Effect or materiality), (d) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document or will exist immediately upon consummation of the transactions contemplated hereby, and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower.
6.Release and Indemnity.
(a)The Borrower hereby releases and forever discharges the Administrative Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower or its representatives and the Administrative Agent, and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower including any such caused by the actions or negligence of the indemnified party (other than its gross negligence or willful misconduct).
(b)The Borrower hereby ratifies the indemnification provisions contained in the Loan Documents, including, without limitation, Section 12.3 of the Credit Agreement, and agrees that this Amendment and losses, claims, damages and expenses related thereto shall be covered by such indemnities.
7.Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, facsimile or other electronic form (i.e., “PDF”) each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.
8.Governing Law. This Amendment shall be construed, and the rights of the parties hereto determined, in accordance with and governed by the internal law of the State of Texas (without regard to any conflicts of law principles) to the extent controlling, and the federal law of the United States of America.
9.Agreement is a Loan Document; References to the Credit Agreement. This Amendment is a Loan Document, as defined in the Credit Agreement. All references in the Credit Agreement to “this Agreement” and in the other Loan Documents to “the Credit Agreement” shall mean the Credit Agreement as amended by this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.
XPEL, INC., as Borrower
By: /s/ Barry R. Wood
Name: Barry R. Wood
Title: Senior Vice President, Chief Financial Officer and Secretary
XPEL, Inc.
Signature Page to Second Amendment to Credit Agreement